UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 15, 2025

Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On August 15, 2025, Benjamin Piggott departed from his role as Chief Financial Officer of the Company. Mr. Piggott will transition to a new role as Director of Corporate Development of the Company. In his new position Mr. Piggott will be paid a salary of $225,000 per year plus certain other benefits. A copy of Mr. Piggott’s engagement letter is attached hereto as Exhibit 10.1.

Appointment of Chief Financial Officer

On August 15, 2025, the Board appointed Victoria Hay as the Chief Financial Officer and Principal Financial Officer of the Company. Mrs. Hay, 42, has been the co-owner and President of Flexible Consulting, LLC, a financial and accounting consulting firm, since May 2021. In her capacity as President of Flexible Consulting, LLC, Mrs. Hay has acted as a financial and accounting advisor for numerous companies, including acting as contracted Interim Chief Financial Officer of Nauticus Robotics and Chief Financial Officer of Enovate, an AI company focused on the oil and gas sector. Prior to her time at Flexible Consulting, LLC, Mrs. Hay was at Weatherford International plc (NASDAQ: WFRD) from 2008 to May 2021 in accounting and finance roles of increasing seniority, most recently as the Senior Director – Global Accounting and Reporting Services. Mrs. Hay began her career as a finance analyst with Morgan Stanley. Mrs. Hay is a CIMA chartered accountant and has a BSC (Hon) in Biotechnology and Management from Edinburgh University.

Mrs. Hay, through Flexible Consulting, LLC, will receive cash compensation of $20,000 per month and up to $2,000 per month of expense reimbursement. Mrs. Hay will also be granted $150,000 of common stock of the Company valued and issued on January 2, 2026. A copy of Mrs. Hay’s engagement letter is attached hereto as Exhibit 10.2.

There is no arrangement or understanding between Mrs. Hay and any other person pursuant to which she was to be selected as an officer, and there is no family relationship between Mrs. Hay and any of the Company’s directors, executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Since March 2025, the Company has engaged Flexible Consulting, LLC, where Mrs. Hay is President, and which she co-owns, to provide it with accounting and finance services relating to its quarterly and monthly reporting. The total value of services provided to date is $123,000.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
10.1*	Engagement Agreement for Benjamin Piggott, dated August 15, 2025
10.2*	Engagement Agreement for Victoria Hay, dated August 15, 2025
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2025

ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Scott Wallace
	Name:	Scott Wallace
	Title:	Chief Executive Officer

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